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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Form S-4 of First Enterprise Service Group, Inc. of our report dated February 21, 2000 relating to the financial statements of First Enterprise Service Group, Inc., as of and for the period ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such registration statement.


                                  Kingery, Crouse & Hohl, P.A.


Tampa, Florida
February 24, 2000